University General Health System Reports Quarterly Net Income of $5.1 Million on 63% Revenue Increase

HOUSTON, TX -- (Marketwire - August 15, 2012) - University General Health System, Inc. (OTCQB: UGHS) (PINKSHEETS: UGHS), a diversified, integrated multi-specialty health delivery system, today announced significantly improved operating results for the second quarter and first half of 2012. The Company will host an investor conference call at 11:15 a.m. Eastern Time today to discuss its operating results and other topics of interest (see details below).

Highlights for the quarter ended June 30, 2012:

  The Company recorded net income attributable to common shareholders of $5.1 million, or $0.02 per share, in the most recent quarter, compared with a net loss attributable to common shareholders of ($227,736), or ($0.00) per share, in the comparable quarter of 2011.
  Net patient revenue increased 48.3% to approximately $26.5 million, compared with approximately $17.9 million in the quarter ended June 30, 2011. Average daily inpatient census at University General Hospital increased by 12.2% relative to prior-year levels, reflecting an average occupancy rate of 53.6%. The increase in net patient revenue was primarily attributable to the ongoing execution of the Company's physician-centric, integrated health delivery system strategy.
  Resident revenue for the senior living business segment approximated $1.9 million, support services revenue totaled $0.4 million, and other revenue totaled $0.25 million in the most recent quarter. The senior living properties reported continued stable utilization, with an overall occupancy rate in excess of 93% in the second quarter of 2012.
  Total revenue rose 63% to $29.1 million, compared with $17.9 million in the second quarter of 2011. Total revenue in the 2011 quarter did not include revenue from senior living and support services, as these business segments were acquired during the second half of last year.
  Net patient revenue (less provision for bad debt) from Medicare and Medicaid accounted for approximately 32.9% of total net patient revenue, compared with approximately 34.5% in the prior-year quarter. Net patient revenue from commercial and managed care providers accounted for approximately 66.6% of total net patient revenue for the quarter ended June 30, 2012, versus 62.1% in the second quarter of 2011. Self-pay revenue increased from 5.3% of total net patient revenue in the quarter ended June 30, 2011 to 11.0% in the quarter ended June 30, 2012. The provision for doubtful accounts approximated 10.5% in the most recent quarter, versus 1.9% in the comparable 2011 period.
  Operating income improved 996% to approximately $9.8 million in the three months ended June 30, 2012, versus approximately $0.9 million in the prior-year quarter, primarily due to the increase in revenue, along with cost containment measures implemented in the fourth quarter of 2011. Operating income in the second quarter of 2012 included approximately $2.8 million in gains related to the extinguishment of liabilities, compared with similar gains of $0.2 million in the prior-year period.
  Adjusted EBITDA for the six months ended June 30, 2012 increased 193% to approximately $15.4 million, versus approximately $5.2 million in the first half of 2011 (EBITDA is a non-GAAP measure that is reconciled with GAAP results in a table at the end of this press release).
  Total equity improved to $14.1 million at June 30, 2012, compared with a negative shareholders' equity of ($0.6 million) at December 31, 2011.

"University General Health System continues to execute on its physician-centric growth strategy by providing best-in-class medical care," stated Hassan Chahadeh, M.D., the Company's Chairman and Chief Executive Officer. "During the second quarter, the strong financial results of our integrated health delivery model demonstrated exceptional returns for our shareholders. Importantly, we reported significant net income for the quarter, as profitability continues to benefit from acquisitions, along with increased patient revenue at our flagship hospital."

"In addition to our organic growth, we have also been successful in the execution of our expansion plans through opportunistic, accretive acquisitions that have enhanced our position in the Houston market," added Donald Sapaugh, President of University General Health System. "Our long-term objective is to replicate our regional health delivery model in additional geographical markets, and we are currently reviewing a number of opportunities that are consistent with this goal."

Use of Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP. Adjusted EBITDA is a key measure of the Company's operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business. The Company defines Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale of assets, depreciation and amortization (including non-cash impairment charges), amortization of deferred gain, and non-cash stock-based compensation expense.

The Company believes Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

  It is helpful in identifying trends in day-to-day performance because the items excluded have little or no significance to day-to-day operations;
  It provides an assessment of controllable expenses and affords management the ability to make decisions that are expected to facilitate meeting current financial goals and achieve optimal financial performance; and
  It is an indication of whether adjustments to current spending decisions are necessary.

Investor Conference Call

Management of University General Health System will host a conference call Wednesday August 15, 2012 -- at 11:15 am EDT. Shareholders and other interested parties may participate in the conference call by dialing 877-374-8416 (international participants dial 412-317-6716) and requesting participation in the "University General Health System Conference Call" at least five minutes before 11:15 am EDT.

A replay of the conference call will be available one hour after the call through August 22, 2012 at 9:00 am EDT by dialing 877-344-7529 (international participants dial 412-317-0088) and entering the conference ID# 10017521. A transcript will also be posted on the investor section of the Company's website at http://www.ughs.net.

About University General Health System, Inc.

University General Health System, Inc. ("University General") is a diversified, integrated multi-specialty health care provider that delivers concierge physician and patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today's health care delivery environment. The Company currently operates one hospital, two ambulatory surgical centers, two diagnostic imaging centers, two physical therapy clinics, a sleep clinic, and a Hyperbaric Wound Care Center in the Houston area. Also, University General owns three senior living facilities, manages six senior living facilities, and owns a Support Services company that provides revenue cycle and luxury facilities management services.

Forward-Looking Statements

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in the Company's Form 10-K, Form 10-Q and other periodic filings with the Securities and Exchange Commission.

(Financial Highlights Follow)

                   UNIVERSITY GENERAL HEALTH SYSTEM, INC.
                        Consolidated Balance Sheets

                                                June 30,      December 31,
                                                  2012            2011
                                             --------------  --------------

ASSETS
Current assets
  Cash and cash equivalents                  $      475,885  $      538,018
  Accounts receivables, net                      17,175,814      10,913,361
  Inventories                                     1,878,266       1,908,177
  Receivables from related parties                1,084,021         658,764
  Prepaid expenses and other assets               1,315,319       1,275,104
                                             --------------  --------------
    Total current assets                         21,929,305      15,293,424

Investments in unconsolidated affiliates            767,323         687,323
Property and equipment, net                      66,841,636      66,437,316
Intangible assets                                 7,198,000       7,649,000
Goodwill                                         28,900,818      22,199,874
Other assets                                      1,883,224       2,234,985
                                             --------------  --------------
    Total assets                             $  127,520,306  $  114,501,922
                                             ==============  ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
 (DEFICIT)
Current liabilities
  Accounts payable                           $   10,535,040  $   11,874,720
  Payables to related parties                     2,089,287       2,493,088
  Accrued expenses                                5,339,916       7,516,940
  Accrued acquisition cost                          521,401       1,007,380
  Taxes Payable                                   5,149,799       4,171,826
  Income Taxes Payable                            3,840,809               -
  Deferred revenue                                  248,954         314,876
  Lines of credit                                 8,451,025       8,451,025
  Notes payable, current portion                 25,528,386      28,982,331
  Notes payable to related parties, current
   portion                                        2,164,527       2,798,783
  Capital lease obligations, current portion      4,633,186       5,943,685
  Capital lease obligation to related party,
   current portion                                  253,397         239,409
                                             --------------  --------------
    Total current liabilities                    68,755,727      73,794,063

Lines of credit                                           -               -
Notes payable, less current portion              13,707,523       8,459,474
Notes payable to related parties, less
 current portion                                          -       1,983,514
Capital lease obligations, less current
 portion                                            331,153          34,893
Capital lease obligation payable to related
 party, less current portion                     30,671,750      30,803,450
                                             --------------  --------------
      Total liabilities                         113,466,153     115,075,394

Commitments and contingencies                             -               -

Shareholders' equity (deficit)
  Preferred stock, $0.001 par value,
   20,000,000 shares authorized, 3,000
   shares issued and outstanding                          3               3
  Common stock, $0.001 par value,
   480,000,000 shares authorized;
   324,326,655 and 283,440,226 shares issued
   and outstanding                                  324,326         283,440
  Additional paid in capital                     58,900,069      49,078,223
  Shareholders' receivables                      (2,409,069)     (2,219,068)
  Accumulated deficit                           (47,883,491)    (53,049,030)
                                             --------------  --------------
    Total shareholders' deficit                   8,931,842      (5,906,432)
  Non-controlling interest                        5,122,311       5,332,960
                                             --------------  --------------
      Total equity (deficit)                     14,054,153        (573,472)
                                             --------------  --------------
      Total liabilities and shareholders'
       equity (deficit)                      $  127,520,306  $  114,501,922
                                             ==============  ==============

                   UNIVERSITY GENERAL HEALTH SYSTEM, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                                                     Three Months Ended
                                                          June 30,
                                                 --------------------------
                                                     2012          2011
                                                 ------------  ------------
Revenues
Net patient service revenues, net of contractual
 adjustments and provision for bad debt          $ 26,518,937  $ 17,884,070
Resident revenues                                   1,908,425             -
Support services revenues                             395,364             -
Other revenues                                        250,351         2,971
                                                 ------------  ------------
    Total revenues                                 29,073,077    17,887,041

Operating expenses
  Salaries, benefits, and other employee costs      8,735,661     6,812,693
  Medical supplies                                  3,859,736     3,103,206
  Management fees                                           -     1,303,727
  General and administrative expenses               7,667,311     4,172,194
  Gain on extinguishment of liabilities            (2,806,787)     (160,979)
  Depreciation and amortization                     1,769,920     1,757,509
                                                 ------------  ------------
    Total operating expenses                       19,225,841    16,988,350
                                                 ------------  ------------
Operating income                                    9,847,236       898,691

Interest expense                                   (1,385,335)   (1,045,427)
Other Income                                                -             -
                                                 ------------  ------------
Income (loss) before income tax                     8,461,901      (146,736)
Income tax expense                                  3,407,131        81,000
                                                 ------------  ------------
Income (loss) before non-controlling interest    $  5,054,770      (227,736)

Net income attributable to non-controlling
 interests                                             30,018             -
                                                 ------------  ------------
Net income (loss) attributable to Company        $  5,084,788  $   (227,736)
                                                 ============  ============

Basic and diluted earnings (loss) per share
 data:
  Basic and diluted earnings (loss) per share    $       0.02  $      (0.00)
                                                 ============  ============

  Basic and diluted weighted average shares
   outstanding                                    309,510,470   253,000,000

                                                 ============  ============
  Basic and diluted earnings (loss) per share    $       0.02  $      (0.00)
                                                 ============  ============

  Basic and diluted weighted average shares
   outstanding                                    326,817,830   253,000,000

                   UNIVERSITY GENERAL HEALTH SYSTEM, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                                                      Six Months Ended
                                                          June 30,
                                                 --------------------------
                                                     2012          2011
                                                 ------------  ------------
Revenues
Net patient service revenues, net of contractual
 adjustments and provision for bad debt          $ 43,136,670  $ 33,327,303
Resident revenues                                   3,776,858             -
Support services revenues                             879,064             -
Other revenues                                        367,540         8,953
                                                 ------------  ------------
    Total revenues                                 48,160,132    33,336,256

Operating expenses
  Salaries, benefits, and other employee costs     17,017,652    12,947,409
  Medical supplies                                  6,791,861     6,263,841
  Management fees                                           -     2,693,382
  General and administrative expenses              11,894,814     7,656,234
  Gain on extinguishment of liabilities            (2,903,526)   (1,464,345)
  Depreciation and amortization                     3,495,093     3,520,116
                                                 ------------  ------------
    Total operating expenses                       36,295,894    31,616,637
                                                 ------------  ------------
Operating income                                   11,864,238     1,719,619
Interest expense                                   (2,823,300)   (2,225,123)
Other Income                                           11,583             -
                                                 ------------  ------------
Income (loss) before income tax                     9,052,521      (505,504)
Income tax expense                                  3,506,131       162,000
                                                 ------------  ------------
Income (loss) before non-controlling interest    $  5,546,390      (667,504)

Net income attributable to non-controlling
 interests                                             27,835             -
                                                 ------------  ------------
Net income (loss) attributable to Company        $  5,574,225  $   (667,504)
                                                 ============  ============

Basic and diluted earnings (loss) per share
 data:
  Basic and diluted earnings (loss) per share    $       0.02  $      (0.00)
                                                 ============  ============

  Basic and diluted weighted average shares
   outstanding                                    296,475,348   214,080,503

                                                 ============  ============
  Basic and diluted earnings (loss) per share    $       0.02  $      (0.00)
                                                 ============  ============

  Basic and diluted weighted average shares
   outstanding                                    313,782,708   214,080,503

                   UNIVERSITY GENERAL HEALTH SYSTEM, INC.
                        Adjusted EBITDA Calculation

                                                      Six Months Ended
                                                          June 30,
                                                     2012          2011
                                                 ------------  ------------
Net income (loss)                                $  5,574,225  $   (667,504)
Provision (benefit) for income taxes                3,506,131       162,000
Other non-operating expense (income)                  (11,583)            -
Interest expense:
  Debt and lease obligations                        2,863,300     2,225,123
Interest income                                       (40,000)            -
Depreciation and amortization                       3,495,093     3,520,116
                                                 ------------  ------------
Adjusted EBITDA                                  $ 15,387,166  $  5,239,735
                                                 ============  ============

Donald Sapaugh
President
(713) 375-7557
dsapaugh@ughs.net

Craig Allison
Investor Relations
(914) 630-7429
callison@ughs.net

R. Jerry Falkner, CFA
RJ Falkner & Company, Inc.
Investor Relations Counsel
(830) 693-4400
info@rjfalkner.com